       1                                                 Exhibit 99





    AT&T BOARD ELECTS JOHN R. WALTER AS PRESIDENT,
    COO AND A MEMBER OF THE BOARD OF DIRECTORS

    FOR RELEASE WEDNESDAY, OCTOBER 23, 1996
        NEW YORK -- AT&T Chairman Robert E. Allen and the AT&T Board of Directors today announced the election of John R. Walter as president, chief operating officer and a member of the company's board, effective November 1. Walter, 49, was previously chairman and CEO of R. R. Donnelley and Sons Company.

    "I'm confident John Walter brings leadership qualities that will make the new AT&T successful, not only in the hotly contested long distance market, but across the whole range of rapidly growing communications services," said Allen, 61. "He's had the experience of being accountable to shareowners, employees, customers and the public. And he's transformed a large, old-line company challenged by new technologies and changing markets into a tough global competitor. Meeting those challenges is what leading the ' new' AT&T is all about."

    The AT&T Board elected Walter unanimously at a special meeting yesterday evening. The company said the board considered a number of outstanding candidates but quickly focused on John Walter because his track record fit so well with the challenges at AT&T.
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    "John and I will partner closely with the senior team," Allen said.  "The board and I have every expectation that John will become chairman and CEO of AT&T. We intend to split the CEO and chairman roles in January 1998, and I would expect John to succeed me as chairman at the AT&T Annual Meeting later that year. In the meantime, we're going to dive into the work ahead of us."

    "AT&T is one of the world's great companies," Walter said, "and I'm truly excited to be joining it at a time when the opportunities in communications services are nearly limitless. AT&T has the best people in the industry, a great brand, tremendous resources, and, I believe, unlimited potential."

    Walter became chairman of R. R. Donnelley in 1989 after holding positions as CEO, president, executive vice president of operations, and heading up various operating units. During the 10 years of his operational leadership, Donnelley steadily increased revenue, earnings and cash flow in an industry experiencing little growth. It also transformed itself.

    "Today, Donnelley is a global leader in managing and distributing information in whatever form best serves its customers -- from magazines to software disks and on-line services," Walter said. "It is no longer simply a printing company; it is a customer-focused marketing services company that fully exploits the capabilities of the digital technologies that once threatened it.

    "This transformation," Walter added, "was achieved through strategic investments, as well as heightened employee involvement, accelerated decision-making and a performance-based culture."

    "As for the new AT&T," Allen said, "we intend to do more than ride the wave of change transforming this industry. We will lead it and profit from it. We will vigorously defend and enhance our position in long distance, while investing in growth areas, such as the local service market opened up by the 1996 Telecommunications Act, the booming wireless communications market, and on-line services.

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    "In both our traditional services and in the new markets opened by regulatory or technological change, customers want the quality, value, reliability and service the AT&T name represents. We're going to compete, and compete hard, for customer loyalty and to be the first choice for both business and personal communications," Allen said.

    The following divisions will report to Walter: Consumer and Small Business; Business Markets; Strategy and Service Innovation; Operations and Service Management; Local Service; AT&T Wireless Services; AT&T Universal Card Services, AT&T Solutions, and AT&T's global operations.

    In addition to Walter, Richard W. Miller, senior executive vice president and chief financial officer, and John Zeglis, senior executive vice president -- policy development and general counsel, will continue to report to Allen.

    The election of Walter brings AT&T's Board of Directors to 11 members. The board was split in March, at the time of Lucent Technologies' Initial Public Offering.

    Walter joined R. R. Donnelley in 1969 as a trainee in the sales department after graduating from Miami University of Ohio. He serves as a member of the Board of Directors of Abbott Laboratories, Dayton Hudson Corporation, and Deere & Company.

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